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                                                                    EXHIBIT 23.2


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated June 12, 2000, included in Union Pacific Resources Group Inc. Employees' Thrift Plan Annual Report on Form 11-K, into Anadarko Petroleum Corporation's Registration Statement No. 333-38108 on Form S-8.

Arthur Anderson LLP

Fort Worth, Texas

July 17, 2000